UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 28, 2012

GREEN BALLAST, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-54568	45-1629984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2620 Thousand Oaks Blvd., Suite 4000, Memphis, Tennessee		38118
(Address of principal executive offices)		(Zip Code)
(901) 260-4400
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendments to Material Agreements

On March 31, 2012, Green Ballast, Inc. (the “Company”) entered into a fifth amendment (the “APA Amendment”) to the Asset Purchase Agreement dated April 15, 2011 with Gemini Master Fund, Ltd. (“Gemini”). The APA Amendment extended the date to May 1, 2012 by which the Company’s common stock must be traded or quoted on a trading market. The APA Amendment is hereby filed as Exhibit 10.1.

 In connection with the Asset Purchase Agreement, the Company issued warrants to Gemini to purchase up to 5,000,000 shares of common stock.  The warrants contain provisions that require the holder to exercise the warrants under certain conditions. If the warrants are not so exercised, then a portion of the warrants become unexercisable. On March 28, 2012, the Company entered into an amendment to the warrants (the “Warrants Amendment”) to suspend the required exercise provisions of the warrants as long as the Lock-Up and Resale Restriction Agreement with Gemini, described below, is in effect.  The Warrants Amendment is hereby filed as Exhibit 4.3.

On March 31, 2012,  the Company entered into a fifth amendment (the “Gemini Note Amendment”) to its 8% Senior Secured Convertible Note issued on April 15, 2011 to Gemini. The Gemini Note Amendment extended the date to May 1, 2012 by which the Company would be considered in default for failure to cause shares of its common stock to be traded or quoted on a trading market. The Gemini Note Amendment is hereby filed as Exhibit 4.1.

On March 31, 2012, the Company entered into a fifth amendment (the “GBL Note Amendment”) to its 8% Senior Secured issued on April 15, 2011 to Green Ballast LLC (“GBL”). The GBL Note Amendment extended the date o May 1, 2012 by which the Company would be considered in default for failure to cause shares of its common stock to be traded or quoted on a trading market. The GBL Note Amendment is hereby filed as Exhibit 4.2.

GBL holds 32,500,000 shares of common stock of the Company. IRC - Interstate Realty Corporation (“IRC”) is the managing member of GBL.  IRC is the beneficial owner of the shares of common stock held by GBL by virtue of its voting and investment power over the shares. The Company’s Chief Executive Officer, J. Kevin Adams is the chairman and chief executive officer of IRC.

Lock-Up Agreements

In order to comply with the requirements of the Financial Industry Regulatory Authority (“FINRA”) to allow member broker-dealers to make a market in the Company’s common stock and to facilitate the creation of an orderly trading market in the common stock, on March 28, 2012, the Company entered into Lock-Up and Resale Restriction Agreements (“Lock-Up Agreements”) with Gemini, GB Solutions LLC, J. Kevin Adams, Daniel Brown and William Bethell. Messrs. Adams, Brown and Bethell are executive officers of the Company. The Lock-Up Agreements limit the owner’s ability to sell its registered shares of common stock of the Company. In each of the Lock-Up Agreements, the owner agreed that for a period of 270 days, he would not sell, during any three-month period, an amount greater than (i) 1% of the outstanding shares of the Company, or (ii) the 4-week average trading volume of the Company’s shares. The Lock-Up Agreements are hereby filed as Exhibits 10.2 to 10.6.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

4.1	Amendment No.5 to 8% Senior Secured Convertible Note dated March 31, 2012.

4.2	Amendment No.5 to 8% Senior Secured Note dated March 31, 2012.

4.3	Amendment No.1 to Warrants dated March 28, 2012.

10.1	Amendment No.5 to Asset Purchase Agreement dated March 31, 2012 between Green Ballast, Inc. and Gemini Master Fund, Ltd.

10.2	Lock-Up and Resale Restriction Agreement dated March 28, 2012, between Green Ballast, Inc. and Gemini Master Fund, Ltd.

10.3	Lock-Up and Resale Restriction Agreement dated March 28, 2012, between Green Ballast, Inc. and GB Solutions, LLC.

10.4	Lock-Up and Resale Restriction Agreement dated March 28, 2012, between Green Ballast, Inc. and J. Kevin Adams.

10.5	Lock-Up and Resale Restriction Agreement dated March 28, 2012, between Green Ballast, Inc. and William Bethell.

10.6	Lock-Up and Resale Restriction Agreement dated March 28, 2012, between Green Ballast, Inc. and Daniel L.5 Brown.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2012

Green Ballast, Inc.

By	/s/ J. Kevin Adams

Name:	J. Kevin Adams
Title:	Chief Executive Officer